NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER RESULTS
Operating Income per Share Increased 33%, Net Premiums Written Increased 11%

Greenwich, CT, January 28, 2014 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the fourth quarter of 2013 of $130 million, or 93 cents per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2013	2012	2013	2012

Gross premiums written	$1,594,428	$1,452,709	$6,511,091	$5,779,879
Net premiums written	1,357,684	1,228,135	5,500,173	4,898,539

Net income	130,379	165,489	499,925	510,592
Net income per diluted share	0.93	1.17	3.55	3.56

Operating income (1)	119,243	90,430	430,168	373,790
Operating income per diluted share	0.85	0.64	3.06	2.61

Return on equity (2)	12.1%	16.7%	11.6%	12.9%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and after-tax debt extinguishment costs.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We were pleased with our fourth quarter results. Net written premiums were up 11% and the Company’s combined ratio improved. Price increases are outpacing loss cost trends, and although the fourth quarter rate increases were not as strong as the full year, margins have further expanded. We are beginning to make headway on our expense ratio, and anticipate additional improvement in both our overall underwriting results and our combined ratio in 2014. We remain focused on raising prices in order to maintain current margins and regain targeted profitability in some currently lagging lines of business. The challenge that our industry faces is the threat of inflation, which impacts pricing as well as adequate reserving.

"We again reported positive reserve development, and anticipate this will continue if inflation remains below our expectation. Our paid loss ratio on our ongoing business is approximately 52%, which demonstrates a positive trend for the ultimate loss ratio.

"Our investment performance was good while maintaining a high level of liquidity. The year-end portfolio duration was 3.3 years and our current investment strategy is likely to result in no material change in duration in 2014. We believe this strategy creates long term value for our shareholders by reducing risk, despite the fact that investment income declines in the short term. The constant tension between deflation fears and inflationary worries requires that we maintain a fixed income portfolio duration that approximates the duration of our liabilities. We continued to invest in non-fixed income securities and had over $125 million in realized gains for the year. We would expect 2014 will continue to generate significant gains.

"Looking ahead, we expect profitability to improve further without giving consideration to unusual catastrophe activity over the next several years. And while there is new competition, a similar number of players have disappeared from the marketplace. Ultimately, the insurance business is rational over the long run, and the trends we currently see cause us to be optimistic as more rational players enter the industry. These investors search for good risk adjusted returns. We are confident that 2014 will be an excellent year," Mr. Berkley concluded.

Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Wednesday, January 29, at 10:00 a.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in three segments of the property casualty business: Insurance-Domestic, Insurance-International and Reinsurance-Global.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2014 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; pending litigation and related coverage issues; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), and the potential expiration of TRIA; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2014 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2013	2012	2013	2012
Revenues:
Net premiums written	$1,357,684	$1,228,135	$5,500,173	$4,898,539
Change in unearned premiums	25,357	11,840	(273,636)	(225,023)
Net premiums earned	1,383,041	1,239,975	5,226,537	4,673,516
Investment income	138,991	151,875	544,291	586,763
Insurance service fees	27,004	26,012	107,513	103,133
Net investment gains	30,690	116,462	127,586	201,451
Change in investment valuation allowance, net of other than temporary impairments	(6,042)	—	(6,042)	9,014
Revenues from wholly-owned investees	122,723	73,917	407,623	247,113
Other income	272	360	1,026	2,564
Total revenues	1,696,679	1,608,601	6,408,534	5,823,554
Expenses:
Losses and loss expenses	848,599	801,173	3,197,024	2,948,479
Other operating costs and expenses	520,698	467,599	2,000,684	1,799,623
Expenses from wholly-owned investees	115,146	74,784	388,761	247,222
Interest expense	30,510	32,552	123,177	126,302
Total expenses	1,514,953	1,376,108	5,709,646	5,121,626
Income before income taxes	181,726	232,493	698,888	701,928
Income tax expense	(46,338)	(66,994)	(193,587)	(191,285)
Net income before noncontrolling interests	135,388	165,499	505,301	510,643
Noncontrolling interests	(5,009)	(10)	(5,376)	(51)
Net income to common stockholders	$130,379	$165,489	$499,925	$510,592

Net income per share:
Basic	$0.97	$1.22	$3.69	$3.72
Diluted	$0.93	$1.17	$3.55	$3.56

Average shares outstanding:
Basic	134,054	135,861	135,305	137,097
Diluted	139,665	141,654	140,743	143,315

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Fourth Quarter		Full Year
	2013	2012	2013	2012
Insurance-Domestic:
Gross premiums written	$1,182,977	$1,044,015	$4,803,753	$4,261,165
Net premiums written	985,958	865,289	3,994,387	3,569,883
Premiums earned	1,013,047	886,384	3,782,416	3,417,022
Pre-tax income	182,879	153,627	648,740	578,500
Loss ratio	60.5%	63.1%	61.3%	63.5%
Expense ratio	32.3%	32.5%	32.7%	32.5%
GAAP combined ratio	92.8%	95.6%	94.0%	96.0%

Insurance-International:
Gross premiums written	$211,906	$214,454	$898,776	$802,057
Net premiums written	183,544	181,045	756,185	664,459
Premiums earned	182,786	175,682	723,151	631,841
Pre-tax income	5,828	8,352	56,922	51,639
Loss ratio	61.4%	64.7%	59.4%	59.7%
Expense ratio	41.0%	38.7%	39.0%	40.2%
GAAP combined ratio	102.4%	103.4%	98.4%	99.9%

Reinsurance-Global:
Gross premiums written	$199,545	$194,240	$808,562	$716,657
Net premiums written	188,182	181,801	749,601	664,197
Premiums earned	187,208	177,909	720,970	624,653
Pre-tax income	23,173	21,550	110,425	103,690
Loss ratio	66.1%	72.1%	62.2%	64.3%
Expense ratio	34.1%	33.2%	34.8%	36.3%
GAAP combined ratio	100.2%	105.3%	97.0%	100.6%

Corporate and Eliminations:
Net realized investment gains	$24,648	$116,462	$121,544	$210,465
Interest expense	(30,510)	(32,552)	(123,177)	(126,302)
Other revenues and expenses	(24,292)	(34,946)	(115,566)	(116,064)
Pre-tax income (loss)	(30,154)	48,964	(117,199)	(31,901)

Consolidated:
Gross premiums written	$1,594,428	$1,452,709	$6,511,091	$5,779,879
Net premiums written	1,357,684	1,228,135	5,500,173	4,898,539
Premiums earned	1,383,041	1,239,975	5,226,537	4,673,516
Pre-tax income	181,726	232,493	698,888	701,928
Loss ratio	61.4%	64.6%	61.2%	63.1%
Expense ratio	33.7%	33.5%	33.9%	34.1%
GAAP combined ratio	95.1%	98.1%	95.1%	97.2%

(1) Commencing with the first quarter of 2013, the Company reports its results in three segments – Insurance-Domestic (formerly, Specialty, Regional and Alternative Markets), Insurance-International and Reinsurance-Global. Reclassifications have been made to the Company’s 2012 financial information to conform with this presentation.

(2) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Full Year
	2013	2012	2013	2012
Insurance-Domestic net premiums written:
Other liability	$348,817	$305,448	$1,373,653	$1,172,699
Workers' compensation	245,164	205,403	1,041,118	917,253
Short-tail lines (1)	198,216	179,397	800,082	757,537
Commercial automobile	119,824	107,170	502,535	464,058
Professional liability	73,937	67,871	276,999	258,336
Total	$985,958	$865,289	$3,994,387	$3,569,883

Losses from catastrophes:
Insurance-Domestic	$1,387	$7,217	$37,346	$43,217
Insurance-International	4,557	13,163	11,438	13,952
Reinsurance-Global	7,102	20,434	16,214	23,029
Total	$13,046	$40,814	$64,998	$80,198

Investment income (loss):
Core portfolio (2)	$110,361	$125,636	$456,148	$501,462
Investment funds	22,464	26,891	67,712	77,015
Arbitrage trading account	6,166	(652)	20,431	8,286
Total	$138,991	$151,875	$544,291	$586,763

Other operating costs and expenses:
Underwriting expenses	$465,933	$415,126	$1,771,128	$1,592,746
Service expenses	22,157	20,990	88,662	84,986
Debt extinguishment costs	—	—	6,709	—
Net foreign currency gains	(3,732)	(3,219)	(10,120)	(6,092)
Other costs and expenses	36,340	34,702	144,305	127,983
Total	$520,698	$467,599	$2,000,684	$1,799,623

Cash flow from operations before reinsurance commutation payments	$254,640	$222,108	$881,335	$675,457
Cash flow from operations	$193,103	$222,108	$819,798	$675,457

Reconciliation of operating and net income:
Operating income (3)	$119,243	$90,430	$430,168	$373,790
After-tax investment gains, net of noncontrolling interest	11,136	75,059	74,118	136,802
After-tax debt extinguishment costs	—	—	(4,361)	—
Net income	$130,379	$165,489	$499,925	$510,592

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and after-tax debt extinguishment costs. Management believes that excluding net realized investment gains and debt extinguishment costs provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2013	December 31, 2012

Net invested assets (1)	$15,540,488	$15,681,803
Total assets	20,551,796	20,155,896
Reserves for losses and loss expenses	10,080,941	9,751,086
Senior notes and other debt	1,692,442	1,871,535
Junior subordinated debentures	339,800	243,206
Common stockholders’ equity (2)	4,336,035	4,306,217
Common stock outstanding (3)	132,233	136,018
Book value per share (4)	32.79	31.66
Tangible book value per share (4)	31.74	30.95

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $257 million and $518 million as of December 31, 2013 and 2012, respectively. Unrealized currency translation losses were $61 million and $37 million as of December 31, 2013 and 2012, respectively.

(3)
During the fourth quarter of 2013, the Company repurchased 2,953,280 shares of its common stock for $127 million. During the full year 2013, the Company repurchased 3,924,355 shares of its common stock for $166 million.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
December 31, 2013
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$884,859	5.7%
State and municipal:
Special revenue	2,142,866	13.8%
State general obligation	757,652	4.9%
Pre-refunded	626,601	4.0%
Corporate backed	430,961	2.8%
Local general obligation	329,132	2.1%
Total state and municipal	4,287,212	27.6%
Mortgage-backed securities:
Agency	993,890	6.4%
Residential - Prime	187,871	1.2%
Residential — Alt A	94,280	0.6%
Commercial	81,136	0.5%
Total mortgage-backed securities	1,357,177	8.7%
Corporate:
Industrial	1,533,935	9.9%
Asset-backed	1,266,385	8.1%
Financial	1,108,051	7.1%
Utilities	194,437	1.3%
Other	104,933	0.7%
Total corporate	4,207,741	27.1%
Foreign government	879,858	5.7%
Total fixed maturity securities (1)	11,616,847	74.8%
Equity securities available for sale:
Common stocks	160,775	1.0%
Preferred stocks	122,562	0.8%
Total equity securities available for sale	283,337	1.8%
Cash and cash equivalents (2)	1,000,132	6.4%
Investment funds (3)	1,059,220	6.8%
Real estate	715,242	4.6%
Arbitrage trading account	522,127	3.4%
Loans receivable	343,583	2.2%
Net invested assets	$15,540,488	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.3 years.

(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(3)	Investment funds are net of related liabilities of $8 million.

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Foreign Government Fixed Maturity Securities
December 31, 2013
(Amounts in thousands)

Carrying Value

Australia	$256,413
Canada	157,094
United Kingdom	132,550
Argentina	116,062
Germany	67,422
Brazil	53,949
Norway	53,206
Supranational (1)	33,083
Singapore	6,762
Uruguay	3,317
Total	$879,858

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.